Exhibit 99.1

Guardian Pharmacy Services Reports Fourth Quarter and Full Year 2025 Financial Results; Raises 2026 Adjusted EBITDA Guidance

ATLANTA, March 11, 2026 – Guardian Pharmacy Services, Inc. (NYSE: GRDN), one of the nation’s leading long-term care (“LTC”) pharmacy services companies, announced today its financial results for the fourth quarter and full year ended December 31, 2025. The Company also raised its full-year 2026 Adjusted EBITDA guidance.

Fourth Quarter Financial Results

•	Revenue of $397.6 million, up 17% year-over-year with organic growth of 12%.

•	Residents served ended the quarter at approximately 205,000, up 10% year-over-year.

•	Net Income of $21.3 million, up 81% from $11.8 million in the prior-year period.

•	Adjusted EBITDA of $39.5 million, up 53% year over year.

•	Diluted EPS of $0.33 for the quarter, with Adjusted EPS of $0.37.[1]

Full Year Financial Results

•	Revenue of $1.45 billion, up 18% from $1.23 billion in the prior year period with organic growth of 13%.

•	Net Income (loss) of $49.0 million, compared to ($71.0) million in 2024.

•	Adjusted EBITDA of $115.1 million, up 27% compared to $90.8 million year over year.

•	Diluted EPS of $0.78, with Adjusted EPS of $1.07[1].

•	Cash and cash equivalents totaled $65.6 million at year end, up from $4.7 million at the end of 2024.

CEO Commentary

“2025 was a year of broad-based execution and disciplined investment, with results that exceeded our expectations across resident, revenue, and Adjusted EBITDA growth,” said Fred Burke, President and CEO. “These results underscore the scalability of our platform and the dedication of our teams, who continue to deliver high-quality service and meaningful value to the residents and facility partners we serve.”

Burke continued, “We exited the year with strong momentum and are accordingly raising our outlook for 2026 Adjusted EBITDA in a measured manner, consistent with our philosophy of guiding to what we can clearly see. A portion of the upside we experienced in the fourth quarter relative to our prior guidance reflects favorable payor dynamics and normal quarter-to-quarter variability, which we have not incorporated into our outlook. We view the underlying run rate of the business exiting 2025 as generating approximately $110 million of Adjusted EBITDA, and are raising our 2026 outlook on that basis. As we enter the first quarter under the initial phase of new IRA drug pricing changes, we are maintaining our 2026 revenue outlook provided in mid-January. We remain confident in the durability of our operating model and our ability to deliver sustained, long-term value for our shareholders.”

[1]

Diluted EPS and Adjusted EPS include dilutive shares related to restricted stock units and unvested Class A and Class B common stock. See reconciliation of Adjusted EPS to Diluted EPS, the most directly comparable GAAP measure, below.

FY 2026 Outlook – Raising Adjusted EBITDA Guidance

The guidance below excludes future acquisitions.

	Updated Guidance	Previous Guidance
Revenue	$1.40 billion – $1.42 billion	$1.40 billion – $1.42 billion
Adjusted EBITDA	$120 million – $124 million	$115 million – $118 million

Operational and Strategic Highlights

Acquisitions & Greenfields

During the quarter, Guardian acquired North Ridge Pharmacy, located in Missoula, Montana, bringing our full-service pharmacy count to 54.

Vaccine Clinics

Vaccine prescription volumes increased 3% year over year in the fourth quarter, while full-year prescription volumes increased 9%. Importantly, profitability improved compared to the prior year, driven by stronger purchasing, reimbursement, and labor economics as well as solid operational execution. In total, we vaccinated more than 120,000 residents in 2025.

Capital Efficiency and Liquidity

Guardian delivered an annualized return on equity2 of approximately 27% in 2025, reflecting the capital efficiency of the business. The Company ended the year with a strong liquidity position, including $65.6 million of cash and cash equivalents with no long-term debt outstanding under its $75 million credit facility.

Conference Call Details

Guardian will host a conference call to discuss these results today at 4:30 pm ET. The call can be accessed live by dialing (646) 564-2877 for U.S. participants, or +1 (800) 549-8228 for international participants, and referencing conference ID “93533,” or via audio webcast at https://investors.guardianpharmacy.com

About Guardian Pharmacy Services

Guardian Pharmacy Services is one of the nation’s leading long-term care pharmacy services companies. Through its locally-based business model, Guardian partners with long-term care facilities (“LTCFs”) to deliver medications and a comprehensive suite of technology-enabled services designed to enhance care and improve adherence to drug regimens, helping to reduce the cost of care and improve clinical outcomes. With a growing network of 61 pharmacies, 54 of which are full-service, Guardian is dedicated to providing exceptional service to approximately 205,000 residents (as of December 31, 2025).

Investor Contact:

Ashley Stockton

Vice President, Investor Relations

IR@guardianpharmacy.net

[2]

Return on equity is calculated as Net Income of $49.0 million divided by Average Total Equity during the period of $184.0 million. Average Total Equity is calculated based on Total Equity of $150.0 million as of December 31, 2024 and Total Equity of $217.9 million as of December 31, 2025.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than those of historical fact. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are forward-looking. These statements are often, but not always, made through the use of words such as “aims,” “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and similar expressions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, many of which are beyond our control. Such risks and uncertainties include: our ability to effectively execute our business strategies, implement new initiatives and improve efficiency; our ability to effectively market and sell, customer acceptance of, and competition for, our pharmaceutical and health care services in new and existing markets; our relationships with pharmaceutical wholesalers and key manufacturers, LTCFs and health plan payors; our ability to maintain and expand relationships with LTCF operators on favorable terms; the impact of a national emergency, public health crisis, global pandemic or outbreak of infectious disease on our employees and business and on our supply chain and the LTCFs we serve; continuing government and private efforts to lower pharmaceutical costs, including by limiting pharmacy reimbursements; changes in, and our ability to comply with, healthcare and other applicable laws, regulations or interpretations; further consolidation of managed care organizations and other health plan payors and changes in the terms of our agreements with these parties; our ability to retain members of our senior management team, our local pharmacy management teams and our pharmacy professionals; our exposure to, and the results of, claims, legal proceedings and governmental inquiries; our ability to maintain the security and integrity of our operating and information technology systems and infrastructure (e.g., against cyber-attacks); product liability, product recall, personal injury or other health and safety issues related to the pharmaceuticals we dispense; the impact of supply chain and other manufacturing disruptions or trade policies related to the pharmaceuticals we dispense; the sufficiency of our sources of liquidity and financial resources to fund our future operating expenses and capital expenditure requirements, and our ability to raise additional capital, if needed; the misuse or off-label use, or errors in the dispensing or administration, of the pharmaceuticals we dispense; and volatility of our stock price. We are subject to additional risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, which report is publicly available at www.sec.gov and via our website, investors.guardianpharmacy.com Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings. Copies of our reports are available on our website at no expense at investors.guardianpharmacy.com and through the SEC’s website at www.sec.gov.

Use of Non-GAAP Financial Measures

To supplement the results presented in our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted SG&A, which are financial measures not based on any standardized methodology prescribed by GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, as adjusted to exclude the impact of items and amounts that we view as not indicative of our core operating performance, including share-based compensation, acquisition accounting adjustments, certain legal and regulatory items, financing-related and other activities, payor-reimbursement matters, and certain tax matters related to the Corporate Reorganization and IPO.

We define Adjusted Net Income as net income attributable to Guardian Pharmacy Services, Inc. before share-based compensation expense, certain legal and other regulatory items, financing-related and other activities, payor-reimbursement matters, amortization expense associated with acquisition-related intangible assets, the income tax impact of the adjustments, and certain tax matters related to the Corporate Reorganization and IPO.

We define Adjusted EPS as Adjusted Net Income divided by the total weighted average of diluted shares for Class A and Class B common stock.

We define Adjusted SG&A as GAAP selling, general, and administrative expenses adjusted to exclude the impact of share-based compensation, expenses relating to certain legal and regulatory items, financing-related and other activities, and payor-reimbursement matters.

Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted SG&A do not have a definition under GAAP, and our definition of Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted SG&A may not be the same as, or comparable to, similarly titled measures used by other companies.

We use Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A to better understand and evaluate our core operating performance and trends. We believe that presenting Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A provides useful information to investors in understanding and evaluating our operating results, as it permits investors to view our core business performance using the same metrics that management uses to evaluate our performance.

There are a number of limitations related to the use of Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A rather than the most directly comparable GAAP financial measure, including:

•	Adjusted EBITDA does not reflect interest and income tax payments that represent a reduction in cash available to us;

•

Depreciation and amortization are non-cash charges and the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A do not consider the impact of share-based compensation; and

•

Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A exclude the impact of certain legal and regulatory items, and payor-reimbursement matters which can affect our current and future cash requirements.

Because of these limitations, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. You should consider Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted SG&A alongside other financial measures, including net income, diluted EPS, GAAP selling, general, and administrative expense and our other financial results presented in accordance with GAAP.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, are set forth below.

Guardian has not provided a quantitative reconciliation of forecasted adjusted EBITDA, which is a non-GAAP financial measure, to forecasted net income within this release because Guardian is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence due to the variability and complexity of such items. These items include, but are not limited to, income taxes and share-based compensation. These items, which could materially affect the computation of forecasted net income, are inherently uncertain and depend on various factors that are not estimable at this time.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
(In thousands, except share amounts)	2024	2025
Assets
Current assets:
Cash and cash equivalents	$4,660	$65,619
Accounts receivable, net	97,153	101,614
Inventories	40,550	43,359
Other current assets	9,622	11,042

Total current assets	151,985	221,634

Property and equipment, net	49,883	55,522
Intangible assets, net	14,912	18,475
Goodwill	69,296	79,743
Operating lease right-of-use assets	29,079	34,649
Deferred tax assets	5,272	2,199
Other assets	383	436

Total assets	$320,810	$412,658

Liabilities and equity
Current liabilities:
Accounts payable	$102,420	$116,206
Accrued compensation	14,430	15,048
Operating leases, current portion	6,836	7,150
Other current liabilities	20,435	22,299

Total current liabilities	144,121	160,703

Operating leases, net of current portion	23,297	29,992
Other liabilities	3,416	4,039

Total liabilities	$170,834	$194,734

Commitments and contingencies (see Note 9)

Equity:
Members’ equity	—	—
Class A common stock- 700,000,000 shares authorized, par value $0.001; 9,200,000 and 36,253,744 shares issued and outstanding as of December 31, 2024 and December 31, 2025, respectively	9	36
Class B common stock- 100,000,000 shares authorized, par value $0.001; 54,087,158 and 27,066,890 shares issued and outstanding as of December 31, 2024 and December 31, 2025, respectively	54	27
Additional paid-in capital	125,484	139,353
Retained earnings	17,124	66,343
Non-controlling interests	7,305	12,165

Total equity	149,976	217,924

Total liabilities and equity	$320,810	$412,658

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share and per share amounts)	2024	2025	2024	2025
Revenues	$338,569	$397,616	$1,228,409	$1,448,685
Cost of goods sold	271,465	312,114	984,038	1,155,967

Gross profit	67,104	85,502	244,371	292,718

Selling, general, and administrative expenses	50,349	54,740	307,291	220,017

Operating income (loss)	16,755	30,762	(62,920)	72,701

Other expenses (income):
Interest expense	421	163	3,278	665
Other expense (income), net	113	(500)	279	(1,387)

Total other expenses (income)	534	(337)	3,557	(722)

		—
Income (loss) before income taxes	16,221	31,099	(66,477)	73,423
Provision for income taxes	4,380	9,834	4,556	24,465

Net income (loss)	11,841	21,265	(71,033)	48,958

Less net income attributable to Guardian Pharmacy, LLC prior to the Corporate Reorganization	—		22,760	—
Less net income (loss) attributable to non-controlling interests	(102)	342	16,254	(261)

Net income (loss) attributable to Guardian Pharmacy Services, Inc.	$11,943	$20,923	$(110,047)	$49,219

Net income (loss) per share of Class A and Class B common stock
Basic	$0.19	$0.33	$(1.77)	$0.79
Diluted	$0.19	$0.33	$(1.77)	$0.78
Weighted-average Class A and Class B common shares outstanding
Basic	62,043,311	63,320,634	62,005,811	62,386,253
Diluted	62,724,108	63,617,708	62,005,811	63,297,123

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(In thousands)	2024	2025
Operating activities
Net income (loss)	$(71,033)	$48,958
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,772	22,335
Share-based compensation expense	131,490	13,850
Provision for losses on accounts receivable	6,370	4,581
Change in deferred tax asset	—	3,074
Other	767	1,075
Changes in operating assets and liabilities:
Accounts receivable	(25,485)	(8,553)
Inventories	(1,151)	(877)
Other current assets	(1,979)	(2,482)
Accounts payable	13,230	16,398
Accrued compensation	(2,967)	618
Other operating liabilities	(11,054)	1,316

Net cash provided by operating activities	57,960	100,293

Investing activities
Purchases of property and equipment	(16,368)	(19,583)
Payment for acquisitions	(14,710)	(13,416)
Other	671	736

Net cash used in investing activities	(30,407)	(32,263)

Financing activities
Proceeds from equity offering, net of underwriter fees	119,784	29,039
Repurchase of outstanding Class A common stock	—	(29,039)
Payments of equity offering costs	(4,157)	(1,594)
Payments to Class B common stock stockholders	(55,176)	—
Borrowings from notes payable	15,000	—
Repayment of notes payable	(38,000)	(497)
Borrowings from line of credit	189,300	—
Repayments of line of credit	(198,300)	—
Principal payments on finance lease obligations	(4,481)	(4,483)
Payments related to acquisitions	—	(2,509)
Contributions from non-controlling interests	2,758	1,970
Distributions to non-controlling interests	(14,463)	(458)
Member distributions	(35,750)	—
Other	(160)	500

Net cash used in financing activities	(23,645)	(7,071)

Net change in cash and cash equivalents	3,908	60,959
Cash and cash equivalents, beginning of period	752	4,660

Cash and cash equivalents, end of period	$4,660	$65,619

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$3,121	$650

Cash paid during the year for income taxes	$—	$21,541

Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment through finance leases	$3,529	$4,941

Accrued and capitalized offering costs recorded to additional paid-in capital	$8,866	$—

Non-cash equity contributions from non-controlling members	$5,604	$3,609

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP GAAP FINANCIAL MEASURES

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2025	2024	2025
Net income (loss)	$11,841	21,265	$(71,033)	48,958
Add:
Interest expense (income), net	421	(215)	3,278	(418)
Depreciation and amortization	5,153	5,741	19,772	22,335
Provision for income taxes	4,380	9,834	4,556	24,465

EBITDA	$21,795	$36,625	$(43,427)	$95,340

Share-based compensation (1)	3,461	1,080	131,490	13,850
Certain legal & other regulatory matters (2)	181	37	3,988	1,094
Financing-related and other activities (3)	453	251	453	2,175
Payor-reimbursement matters (4)	—	$1,493	(1,670)	$2,686

Adjusted EBITDA	$25,890	$39,486	$90,834	$115,145

Net income as a percentage of revenue	3.5%	5.3%	(5.8)%	3.4%

Adjusted EBITDA as a percentage of revenue	7.6%	9.9%	7.4%	7.9%

Net Income (loss) attributable to Guardian Pharmacy Services, Inc.	11,943	20,923	(110,047)	49,219
Share-based compensation (1)	3,461	1,080	N/M	13,850
Certain legal & other regulatory matters (2)	181	37	N/M	1,094
Financing-related and other activities (3)	453	251	N/M	2,175
Payor-reimbursement matters (4)	—	1,493	N/M	2,686
Acquisition-related intangible asset amortization (5)	868	971	N/M	3,658
Income tax impact of adjustments (7)	(1,340)	(1,115)	N/M	(6,969)
Certain tax matters related to Corporate Reorganization and IPO (6)	—	—	—	1,725

Adjusted net income	$15,566	$23,640	N/M (8)	$67,438

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income per share	62,724,108	63,617,708	N/A	63,297,123
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per share	62,724,108	63,617,708	N/M	63,297,123
Diluted EPS	$0.19	$0.33	(1.77)	$0.78
Adjusted EPS	0.25	$0.37	N/M (8)	$1.07
GAAP selling, general, and administrative expenses	50,349	$54,740	307,291	220,017
Subtract:
Share-based compensation (1)	3,461	1,080	131,490	13,850
Certain legal & other regulatory matters (2)	181	37	3,988	1,094
Financing-related and other activities (3)	453	251	453	2,175
Payor-reimbursement matters (4)	$—	1,493	$—	4,316

Adjusted SG&A	$46,254	$51,879	$171,360	$198,582

GAAP selling, general, and administrative expenses as a percentage of revenue	14.9%	13.8%	25.0%	15.2%

Adjusted SG&A as a percentage of revenue	13.7%	13.0%	13.9%	13.7%

(1)

Prior to the Corporate Reorganization and IPO, our share-based compensation expense primarily represented non-cash recognition of changes in the value of Restricted Interest Unit awards, which had historically been recorded as a liability using a cash settlement methodology as calculated on a quarterly basis. In connection with the Corporate Reorganization and IPO, certain Restricted Interest Unit awards were modified, resulting in incremental share-based compensation expense of $125.7 million during the year ended December 31,2024, based on the fair value of the modified awards. Share-based compensation expense subsequent to the Corporate Reorganization and IPO and for the year ended December 31, 2025 relates to equity-classified awards.

(2)

Represents non-recurring attorney’s fees, settlement costs and other expenses associated with certain legal proceedings. The Company excludes such charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(3)	Represents non-recurring costs associated with various financing-related activities and costs to transition to a public company.
(4)	Represents non-recurring proceeds, recorded as revenue, and legal expenses, recorded as selling, general and administrative expenses, associated with payor reimbursement matters.

Proceeds received associated with payor reimbursement matters, recorded as revenue, were $0.0 million and $1.6 million during the three months and year ended December 31, 2025, respectively, and $0.0 million and $1.7 million during the three months and year ended December 31, 2024, respectively.

Legal expenses associated with payor reimbursement matters, recorded as selling, general and administrative expenses, during the three months and year ended December 31, 2025 were $1.5 million and $4.3 million, respectively and $0.0 million during the three months and year ended December 31, 2024.

(5)	Represents amortization expense associated with the acquisition-related intangible assets, such as customer lists and trademarks.
(6)

Represents non-recurring income tax expense associated with the Corporate Reorganization and IPO. The Company excludes such charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(7)	Represents the income tax impact of non-GAAP adjustments, calculated using the estimated tax rate for the respective non-GAAP adjustment.
(8)

Adjusted net income and Adjusted EPS are not presented for the year ended December 31, 2024, as the net income attributable to Guardian Pharmacy Services, Inc. during that period only includes net income for the period subsequent to our IPO on September 27, 2024. As such, adjusted net income and adjusted EPS are not meaningful for these periods.